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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-75121, 333-89411 and 333-45998) pertaining to various
Multex.com, Inc. employee and director stock option plans of our report dated January 24, 2001, with respect to the consolidated financial statements and schedule of Multex.com, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                           /s/ Ernst & Young LLP

New York, New York
March 30, 2001